Exhibit 23.1




                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-40186, 33-64630 and 33-95030) pertaining to the 1989 Employee Stock Purchase Plan, Registration Statement on Form S-8 (No. 33-64594) pertaining to the 1992 Stock Option Plan, Registration Statement on Form S-8 (No. 333-21383) pertaining to the 1986 Incentive Stock Option Plan, Registration Statement on Form S-8 (No. 333-80025) pertaining to the 1997 Stock Option Plan, Registration Statement on Form S-8 (No. 333-80019) pertaining to the 1999 Employee Stock Purchase Plan and in Registration Statement Nos. 333-05729 and 333-10763 on Form S-3, dated June 17, 1996 and August 23, 1996, respectively, of our report dated January 7, 2000, except for Note 11 as to which date is February 22, 2000, with respect to the financial statements of Everest Medical Corporation included in the Annual Report (Form 10-KSB) for the year ended December 31, 1999.


                                                        /s/ Ernst & Young LLP


Minneapolis, Minnesota
February 21, 2000